Exhibit 10.41
December 10, 2007
TA Associates, Inc.
High Street Tower, Suite 2500
125 High Street
Boston, MA 02110
Attention: Michael A.R. Wilson
     Re: Initial Public Offering
Gentlemen:
     This letter memorializes our discussions relating the application of the “Make Whole Conversion Rate” which appears in Cardtronics, Inc.’s Second Amended and Restated Certificate of Incorporation and determines the number of shares of Common Stock into which the TA Funds’ Series B Convertible Preferred Stock will convert upon the consummation of the company’s currently structured initial public offering as reflected in the registration statement on Form S-1 (the “IPO”). “TA Funds” means the Affiliates of TA Associates, Inc. that are record holders of Series B Convertible Preferred Stock and are signatories hereto. Other capitalized terms used in this letter that are not defined herein have the meanings given to them in the company’s Second Amended and Restated Certificate of Incorporation. The agreements in this letter assume that no dividends or distributions are made by the Corporation prior to the effectiveness of such registration statement.
     In the event the price to the public per share of Common Stock in the IPO is $12 or more (after taking into account the common stock split that will occur in connection with the consummation of the IPO), each share of Series B Preferred Stock held by each of the TA Funds will convert into shares of Common Stock at the time of the IPO pursuant to the existing “Make Whole Conversion Rate” as outlined in the Second Amended and Restated Certificate of Incorporation. In the event the price to the public per share of Common Stock in the IPO (“IPO Price”) is less than $12 (after taking into account the common stock split that will occur in connection with the consummation of the company’s IPO), the “Make Whole Conversion Rate” shall apply in full, but shall be modified to reflect only 50% of the beneficial conversion amount that would have otherwise been received by the TA Funds for the beneficial conversion amount associated with the differential between the actual IPO price and $12.
     Solely in connection with the IPO, the TA Funds hereby irrevocably waive receipt of the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the IPO on the terms set forth in the Second Amended and Restated Certificate of Incorporation (disregarding this letter) that exceed the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the IPO on the terms set forth in the Second

TA Associates, Inc.
December 10, 2007

Amended and Restated Certificate of Incorporation (taking into account the terms of this letter as if they were a modification of the Second Amended and Restated Certificate of Incorporation).
     If you are in agreement with the foregoing, please acknowledge in the space provided below.

Very truly yours, CARDTRONICS, INC.
By:	/s/ J. Chris Brewster
J. Chris Brewster
Chief Financial Officer

ACKNOWLEDGED AND AGREED:

TA IX L.P.
By:	TA Associates IX LLC, its General Partner
By:	TA Associates, Inc., its General Partner

	By:	/s/ Michael A.R. Wilson

	Name:	Michael A.R. Wilson
	Its:	Managing Director

TA/ATLANTIC AND PACIFIC IV L.P.
By:	TA Associates AP IV L.P., its General Partner
By:	TA Associates, Inc., its General Partner

	By:	/s/ Michael A.R. Wilson

	Name:	Michael A.R. Wilson
	Its:	Managing Director

TA/ATLANTIC AND PACIFIC V L.P.
By:	TA Associates AP V L.P., its General Partner
By:	TA Associates, Inc., its General Partner

	By:	/s/ Michael A.R. Wilson

	Name:	Michael A.R. Wilson
	Its:	Managing Director